Exhibit 99.1

VAREX IMAGING ANNOUNCES FINANCIAL RESULTS FOR
FIRST QUARTER OF FISCAL YEAR 2019

SALT LAKE CITY, Utah, February 5, 2019 – Varex Imaging Corporation (Nasdaq: VREX) today announced its financial results for the first quarter of fiscal year 2019.

Quarterly Highlights

•	Revenues increased 5% to $186 million

•	Gross margin was 32% | Adjusted gross margin* was 36%

•	Operating earnings margin was 6% | Adjusted operating earnings margin* was 11%

•	Net earnings were $0.08 per diluted share | Adjusted net earnings* were $0.26 per diluted share

“Revenues in the first quarter of fiscal year 2019 increased by 5%, or more than $9 million, from the prior year quarter. The direct impact from tariffs in the first quarter was lower than expected and a factor in the sequential improvement of our gross margin from the fourth quarter of fiscal year 2018,” said Sunny Sanyal, Chief Executive Officer of Varex Imaging Corporation.

“During the first quarter, shipments of CT tubes to our OEM customers in China continued to gain momentum and we are on track to ship more than twice as many units as we shipped last year. Several customers are nearing the end stages of development while others are in the regulatory approval process for their new CT systems. Looking ahead, we anticipate adding new pricing agreements with some of the smaller OEMs over the coming quarters,” Sanyal added.

First Quarter Fiscal Year 2019 Results

Revenues for the first quarter of fiscal year 2019 increased 5% to $186 million from $176 million in the prior year quarter. Medical segment revenues increased 3% to $144 million from $139 million and Industrial segment revenues increased 13% to $42 million from $37 million in the prior year quarter.

Gross margin for the first quarter of fiscal year 2019 was $60 million or 32% of revenues compared to $62 million or 35% of revenues in the prior year quarter. Adjusted gross margin* was $66 million or 36% of revenues compared to $64 million or 36% of revenues in the prior year quarter.

For the first quarter of fiscal year 2019, R&D investment decreased to 10.1% of revenues, $1 million lower than the prior year quarter and sequentially $2 million lower than the fourth quarter of fiscal year 2018. SG&A expense increased $3 million over the prior year quarter to 16.6% of revenues and included restructuring charges and higher year-end professional accounting fees and legal expenses primarily from patent litigation initiated by the company.

For the first quarter of fiscal year 2019, operating earnings were $10 million and operating margin was 6% compared to operating earnings of $14 million and operating margin of 8% in the prior year quarter. Adjusted operating earnings* were $20 million and adjusted operating margin* was 11% compared to adjusted operating earnings* of $18 million and adjusted operating margin* of 10% in the prior year quarter.

Net earnings for the first quarter of fiscal year 2019 were $3 million, or $0.08 per diluted share, compared to net earnings of $11 million, or $0.30 per diluted share, in the prior year quarter. Adjusted net earnings* for the first quarter of fiscal year 2019 were $10 million, or $0.26 per diluted share, compared to $9 million, or $0.23 per diluted share, in the same quarter of the prior year.

Balance Sheet

At the end of the first quarter of fiscal year 2019, cash and cash equivalents were $55 million. During the first quarter of fiscal year 2019, the company reduced its total debt outstanding by $15 million to end the quarter at $375 million. Cash flow from operations was $20 million for the first quarter of fiscal year 2019.

Restructuring Charges

Restructuring charges for the first quarter of fiscal year 2019 were $5 million. This related to discontinuation of the amorphous silicon glass fabrication at the Santa Clara facility and headcount reductions. The company expects to achieve approximately $10 million to $13 million in annual cost savings starting in the second half of fiscal year 2019 as a result of the restructuring activities initiated in fiscal year 2018.

Varex Outlook

The company is not changing its outlook for fiscal year 2019. The previously provided guidance was revenues in a range of $755 million to $780 million, including $10 million to $15 million of anticipated impact from currently enacted tariffs, and adjusted net earnings per diluted share* between $1.25 and $1.55.

Guidance for the company's net earnings per diluted share is provided on an adjusted basis only. This adjusted financial measure is forward-looking and the company is unable to provide a meaningful or accurate GAAP forecast of net earnings per diluted share without unreasonable effort due to the uncertainty of amounts and timing of unusual items, such as integration or restructuring costs.

Adjusted Non-GAAP Financial Measures

*Please refer to "Discussion of Adjusted Non-GAAP Financial Measures" below for a description of items excluded from the comparable GAAP measures.

Conference Call Information

Varex will conduct its earnings conference call for the first quarter of fiscal year 2019 today at 3:00 p.m. Mountain Time. The conference call will be webcast live and can be accessed at the company's website at investors.vareximaging.com. Access will also be available by dialing 1-877-524-8416 from anywhere in the U.S. or by dialing 1-412-902-1028 from non-U.S. locations. The webcast of this call will be archived on the company’s website and a replay of the call will be available from today through February 19th at 1-877-660-6853 from anywhere in the U.S. or 1-201-612-7415 from non-U.S. locations. The replay conference call access code is 13686651.

About Varex

Varex Imaging Corporation is a leading innovator, designer and manufacturer of X-ray imaging components, which include X-ray tubes, digital detectors and other image processing solutions that are key components of X-ray imaging systems. With a 65+ year history of successful innovation, Varex’s products are used in medical imaging as well as in industrial and security imaging applications. Global OEM manufacturers incorporate the company’s X-ray sources, digital detectors, connecting devices and imaging software in their systems to detect, diagnose and protect. Headquartered in Salt Lake City, Utah, Varex employs approximately 2,000 people located at manufacturing and service center sites in North America, Europe, and Asia. For more information about Varex, visit vareximaging.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements concerning industry or market outlook; estimated cost savings from restructuring charges; customer demand and acceptance of products or technology; R&D costs; potential impact of tariffs, revenues, product volumes, synergies; earnings guidance for fiscal year 2019, or other expected future financial results or performance; and any statements using the terms “believe,” “expect,” “intend,” “outlook,” “future,” “anticipate,” “will,” “could,” “estimate,” “guidance,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. Such risks and uncertainties include restructuring charges being more than expected; the continued impact of tariffs or a global trade war on the company’s products and customer purchasing patterns; the ongoing federal government shutdown; our ability to obtain the intended benefits and synergies of acquisitions; global economic conditions; demand for and delays in delivery of products of the company or its customers; the company’s ability to develop, commercialize and deploy new products; the impact of reduced or limited demand by purchasers of certain X-ray products; the impact of competitive products and pricing; the company’s ability to maintain or increase margins; the ability to remediate material weaknesses in internal control; and the other risks listed from time to time in the company’s filings with the U.S. Securities and Exchange Commission, which by this reference are incorporated herein. Any forward-looking statements made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

# # #

For Information Contact:
Howard Goldman
Director of Investor & Public Relations
Varex Imaging Corporation
801.978.5274 | howard.goldman@vareximaging.com

VAREX IMAGING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended
(In millions, except for per share amounts)	December 28, 2018	December 29, 2017
Revenues:
Medical	$143.9	$139.2
Industrial	41.8	37.0
Total revenues	185.7	176.2
Gross margin:
Medical	45.1	46.4
Industrial	14.9	15.1
Total gross margin	60.0	61.5
Operating Expenses:
Research and development	18.8	19.7
Selling, general and administrative	30.8	28.2
Operating expenses	49.6	47.9
Operating earnings:	10.4	13.6
Interest income	—	0.1
Interest expense	(5.1)	(5.5)
Other expense, net	(1.2)	(1.1)
Interest and other expense, net	(6.3)	(6.5)
Earnings before taxes	4.1	7.1
Taxes (benefit) on earnings	1.1	(4.3)
Net earnings	3.0	11.4
Less: Net earnings attributable to noncontrolling interests	—	0.1
Net earnings attributable to Varex	$3.0	$11.3
Net earnings per common share attributable to Varex
Basic	$0.08	$0.30
Diluted	$0.08	$0.30
Weighted average common shares outstanding
Basic	38.1	37.7
Diluted	38.3	38.2

VAREX IMAGING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except share amounts)	December 28, 2018	September 28, 2018
Assets
Current assets:
Cash and cash equivalents	$55.1	$51.9
Accounts receivable, net	133.4	154.0
Inventories, net	256.7	235.1
Prepaid expenses and other current assets	20.5	17.1
Total current assets	465.7	458.1
Property, plant and equipment, net	138.3	144.9
Goodwill	243.6	243.6
Intangible assets	70.1	73.8
Investments in privately-held companies	52.6	51.0
Other assets	30.6	16.5
Total assets	$1,000.9	$987.9
Liabilities, redeemable noncontrolling interests and equity
Current liabilities:
Accounts payable	$65.7	$66.3
Accrued liabilities	58.3	47.5
Current maturities of long-term debt	27.5	25.0
Deferred revenues	14.0	13.2
Total current liabilities	165.5	152.0
Long-term debt	347.9	364.8
Deferred tax liabilities	19.4	23.2
Other long-term liabilities	28.0	8.5
Total liabilities	560.8	548.5

Redeemable noncontrolling interests	10.9	11.1
Equity:
Preferred stock, $.01 par value: 20,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value:
Authorized shares - 150,000,000
Shares issued and outstanding - 38,119,344 and 38,026,597 at December 28, 2018 and September 28, 2018, respectively.	0.4	0.4
Additional paid-in capital	362.1	357.6
Accumulated other comprehensive loss	3.5	5.8
Retained earnings	61.3	62.4
Total Varex equity	427.3	426.2
Noncontrolling interests	1.9	2.1
Total equity	429.2	428.3
Total liabilities, redeemable noncontrolling interests and equity	$1,000.9	$987.9

VAREX IMAGING CORPORATION
RECONCILIATION BETWEEN GAAP AND ADJUSTED NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
(In millions, except per share amounts)	December 28, 2018	December 29, 2017
GROSS MARGIN RECONCILIATION
Revenues	$185.7	$176.2
Gross margin	$60.0	$61.5
Amortization of intangible assets	1.9	2.4
Restructuring charges	4.2	—
Adjusted gross margin	$66.1	$63.9
Gross margin %	32.3%	34.9%
Adjusted gross margin %	35.6%	36.3%

OPERATING EARNINGS RECONCILIATION
Operating earnings	$10.4	$13.6
Amortization of intangible assets (includes amortization impacts to cost of revenues)	3.7	4.2
Separation and related costs	0.4	—
Restructuring charges (includes restructuring impact to cost of revenues)	5.1	—
Acquisition and integration related costs	—	0.4
Total operating earnings adjustments	$9.2	$4.6
Adjusted operating earnings	$19.6	$18.2
Operating earnings margin	5.6%	7.7%
Adjusted operating earnings margin	10.6%	10.3%

NET EARNINGS AND DILUTED NET EARNINGS PER SHARE RECONCILIATION
Net earnings	$3.0	$11.3
Total operating earnings adjustments	$9.2	$4.6
Estimated annual effective tax rate(1)	22.6%	25.4%
Tax effects of operating earnings adjustments	$(2.1)	$(1.2)
Non-operational tax adjustments	$—	$(6.1)
Adjusted net earnings	$10.1	$8.6
Diluted net earnings per share	$0.08	$0.30
Adjusted diluted net earnings per share	$0.26	$0.23
Dilutive shares	38.3	38.2

(1) Estimated annual effective rate applied excludes discrete items related to estimated impacts from U.S. tax reform.

Discussion of Adjusted Non-GAAP Financial Measures
This press release includes adjusted non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. These adjusted measures include: adjusted gross margin; adjusted operating earnings; adjusted operating earnings margin; adjusted net earnings; and adjusted net earnings per diluted share. We are providing a reconciliation above of each adjusted financial measure used in this earnings release to the most directly comparable GAAP financial measure. We are unable to provide without unreasonable effort a reconciliation of adjusted guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed.

We utilize a number of different financial measures, both GAAP and adjusted, in analyzing and assessing the overall performance of our business, in making operating decisions, and forecasting and planning for future periods. We consider the use of the adjusted measures to be helpful in assessing the performance of the ongoing operation of our business by excluding unusual and one-time costs. We believe that disclosing adjusted financial measures provides useful supplemental data that allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing adjusted financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.
Adjustments to GAAP measures include the following items:
Amortization of intangible assets: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Purchase price accounting charges to cost of revenues: We may incur charges to cost of revenues as a result of acquisitions. We believe that excluding these charges allows the users of our financial statements to better understand the historic and current cost of our products, our gross margin, and also facilitates comparisons to peer companies.

Separation and related costs: We separated from Varian Medical Systems on January 28, 2017 and incurred non-operational expenses associated with the separation. We believe that excluding separation costs allows the users of our financial statements to better understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Restructuring charges: We incur restructuring charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Acquisition and integration related costs: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business. We also incur expenses or benefits with respect to certain items associated with our acquisitions, such as integration costs relating to acquisitions for any costs incurred prior to closing and up to 12 months after the closing date of the acquisition.

Impairment charges: We may incur impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business and such charges may limit the comparability of our on-going operations with prior and future periods.

Non-operational tax adjustments: Certain tax items may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the Company’s normal business operations, including the enactment of the Tax Cuts and Jobs Act in December 2017. These may include such items as the retroactive impact of significant changes in tax laws, including changes to statutory tax rates and one-time tax charges.

Other non-operational costs: Certain items may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the Company’s normal business operations. These may include such items as legal settlements, environmental settlements, governmental settlements including tax settlements and other items of similar nature.

Tax effects of operating earnings adjustments: We apply our GAAP consolidated effective tax rate to our adjusted financial measures as our historical annual consolidated effective tax rate has remained fairly consistent, and is expected to remain consistent for the foreseeable future. This application of our effective tax rate excludes any discrete items, as defined in the guidance for accounting for income taxes in interim periods, such as those related to tax reform or any other Non-operational tax adjustments.